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Exhibit 21

SUBSIDIARIES OF THE COMPANY

ATC Healthcare, Inc.. (DE)

  ATC Healthcare Services, Inc. (GA)
  ATC Staffing Services, Inc. (NY)
  ATC Funding, LLC (DE)

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  Exhibit 21
SUBSIDIARIES OF THE COMPANY